Exhibit 10.67
SiteOne Landscape Supply, Inc.
ELT Stock Option Agreement
This Employee Stock Option Agreement (the “Agreement”), by and between SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on Exhibit A hereto, is being entered into pursuant to the SiteOne Landscape Supply, Inc. 2020 Omnibus Equity Incentive Plan (the “Plan”) and is dated as of the date it is accepted and agreed to by the Employee in accordance with Section 7(p). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.
The Company and the Employee hereby agree as follows:
Section 1.Grant of Options
(a)Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), its grant to the Employee of the number of options to purchase Shares as set forth on Exhibit A hereto (the “Options”), subject to adjustment pursuant to the Plan. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. In consideration of the receipt of this Award, Participant agrees to be bound by the covenants set forth in Exhibit B governing Competitive Activity.
(b)Option Price. The Option Price for each Share covered by the Options is the price set forth on Exhibit A hereto.
Section 2.Vesting and Exercisability
(a)Vesting. Except as otherwise provided in Section 5 or Sections 2.b)-(e), the Options shall become vested, if at all, in the percentage(s), and on the vesting date(s) set forth on Exhibit A hereto (each, a “Vesting Date”), subject to the continued employment of the Employee by the Company or any Subsidiary through such date. For purposes of this Section 2 and Section 3, a termination of the Employee’s employment shall be determined without regard to any statutory or deemed or express contractual notice period.
(b)Death or Disability. If the Employee’s employment with the Company or the Subsidiaries is terminated by reason of a Special Termination (i.e., death or Disability), all then outstanding Options shall then become vested.
(c)Retirement. If the Employee’s employment with the Company terminates due to Retirement, then as long as the Employee does not violate any of the terms set forth in Exhibit B, then all unvested Options as of the effective date of the Employee’s Retirement (the “Retirement Options”) will become vested on the Vesting Dates as if the Employee had been employed on each applicable Vesting Date.
(d)Termination without Cause or by Employee for Good Reason. If the Employee’s employment with the Company or the Subsidiaries is terminated by the

Exhibit 10.67
Company without Cause or by Employee for Good Reason, a number of Options shall then vest equal to the number of Options that would have vested on the next scheduled Vesting Date, had the Employee remained employed through such Vesting Date, multiplied by a fraction, (x) the numerator of which is the number of days from the immediately preceding Vesting Date (or the Grant Date, if the termination of employment occurs prior to the first Vesting Date) and (y) the denominator is the number of days from the immediately preceding Vesting Date (or the Grant Date, if the termination of employment occurs prior to the first Vesting Date) through such next Vesting Date.
(e)Discretionary Acceleration. The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.
(f)Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3, subject to such generally applicable restrictions on exercise as may be imposed by the Administrator (including customary blackout periods during which trading by employees may not occur). Options may only be exercised with respect to whole shares of Company Common Stock and must be exercised in accordance with Section 4.
(g)No Other Accelerated Vesting. The vesting and exercisability provisions set forth in this Section 2 or in Section 5, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.
Section 3.Termination of Options
(a)Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.
(b)Early Termination.
(i)If the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment or that will not become vested on or after such date in accordance with Section 2 shall terminate immediately upon such termination of employment and, if the Employee’s employment is terminated for Cause or the Employee engages in Competitive Activity or violates the terms of the Non-Compete Agreement, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination in the case of termination for Cause or the earliest date of Competitive Activity or such violation and the Participant’s termination if the Participant has engaged in Competitive Activity or violated the Non-Compete Agreement.

Exhibit 10.67
(ii)All vested Options held by the Employee following the effective date of a termination of employment shall remain exercisable until the first to occur of (A) the 90th day following the effective date of the Employee’s termination of employment (or 12 months in the case of a Special Termination or, in the case of the Employee’s Retirement if the Employee has entered into a Non-Compete Agreement), (x) two years from the Option’s Vesting Date in the case of Retirement Options and (y) two years from the effective date of the Employee’s Retirement for any other Options that were vested on the effective date of the Employee’s Retirement), (B) the Normal Termination Date or (C) the cancellation of the Options pursuant to Section 5, and, if not exercised within such period, the Options shall automatically terminate upon the expiration of such period. If on the first date of the applicable period set forth in Section 3(b)(ii)(A) the Option is not exercisable solely due to any of the restrictions set forth in Section 4(b)(A), (B) or (C), the Option will not expire until the earlier of the Normal Termination Date or 90 days following the first date on which exercise of the Option ceases to be barred by any such restriction.
Section 4.Manner of Exercise
(a)General. Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of vested Options by the Employee shall be pursuant to procedures contained in the Plan and such other procedures established by the Administrator from time to time and shall include the Employee specifying in writing the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole Shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such other or different requirements as may be specified by the Administrator. Unless otherwise determined by the Administrator, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in such manner as is permitted under the Plan (including, if available, pursuant to a broker-assisted cashless exercise program established by the Company), in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees, and (ii) on the Exercise Date, the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Administrator may require the Employee to furnish or execute such other documents as the Administrator shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.
(b)Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, (C) at any time that exercise of the Option would violate the Company’s insider trading policy and unless, if applicable, the Employee has obtained pre-trading clearance for the exercise and (D) unless all applicable U.S. federal, state and local and non-U.S. tax withholding

Exhibit 10.67
requirements shall have been satisfied. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.
Section 5.Change in Control.
(a)Except as set forth in this Section 5 or as otherwise provided by the Administrator, a Change in Control shall not accelerate the vesting or exercisability of the Options.
(b)In the event that the Administrator reasonably determines in good faith, prior to the occurrence of a Change in Control, that no Alternative Awards will be provided upon a Change in Control, each unvested Option shall vest, and shall be canceled in exchange for a payment equal to the excess, if any, of the Change in Control Price over the applicable Option Price.
Section 6.Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:
“Company” means SiteOne Landscape Supply, Inc.; provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any of its Subsidiaries that employ the Employee.
“Employee” means the grantee of the Options, whose name is set forth on Exhibit A hereto; provided that for purposes of Section 4 and Section 7, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.
“Option Price” means, with respect to each share of Company Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Company Common Stock upon exercise of an Option.
“Retirement” means the Employee’s voluntary resignation (a) where the sum of the Employee’s age and years of service equals or exceeds 65, with a minimum age of 55 and after providing a minimum of at least 5 years of service to the Company as an Employee (or, if approved by the Administrator, as a Consultant or Director) and (b) Employee’s continuous employment (or, if approved by the Administrator, as a Consultant or Director) for 6 or more months from the Grant Date.
Section 7.Miscellaneous.
(a)Withholding. The Company or one of its Subsidiaries shall require the Employee to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

Exhibit 10.67
(b)No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and delivery of the Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of such Shares.
(c)No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.
(d)Nature of Award. This award of Options and any delivery or payment in respect thereof constitutes a special incentive payment to the Employee and shall not be taken into account in computing the amount of salary or compensation of the Employee for the purpose of determining any retirement, death or other benefits under (x) any retirement, bonus, life insurance or other employee benefit plan of the Company, or (y) any agreement between the Company and the Employee, except as such plan or agreement shall otherwise expressly provide.
(e)Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.
(f)Forfeiture of Awards. Except as otherwise set forth in Exhibit B, the Options granted hereunder (and any shares received, gains earned or accrued in connection therewith) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s clawback policy, as it may be amended from time to time (the “Policy”). The Employee hereby appoints the Company as the Employee’s attorney-in-fact to take such actions as may be necessary or appropriate to effectuate the Policy.
(g)Consent to Electronic Delivery. By entering into this Agreement and accepting the Options evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and its Subsidiaries, the Plan, this Agreement and the Options via Company website or other electronic delivery.
(h)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

Exhibit 10.67
(i)Waiver; Amendment.
(i)Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii)Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(j)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(k)Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(l)Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this section.
(m)Lock-Up Periods. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 90 days after the effective date of such registration statement (or such other period, not to exceed 180 days, as may be generally applicable to or agreed by the Company with respect to its transactions in its own Shares). If the

Exhibit 10.67
Company files a prospectus in connection with a takedown from a shelf registration statement, the Associate shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission.
(n)Trading Policies. The Employee acknowledges and agrees that he or she shall be subject to, and shall comply with, any of the Company's trading policies, as in effect from time to time.
(o)Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Unless otherwise indicated, section and exhibit references in this Agreement refer to this Agreement.
(p)Acceptance of Options and Agreement. The Employee has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Employee by or on behalf of the Company. The Employee acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Options under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan, including, but not limited to, the covenants set forth in Exhibit B governing Competitive Activity. The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the Options is legally valid and has the same legal force and effect as if the Employee and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

Exhibit 10.67
Exhibit A to
Employee Stock Option Agreement

Employee:
Grant Date:	, 202
Options granted hereby:
Option Price:

Vesting Date	Percentage Vesting on such Vesting Date

Exhibit 10.67
Exhibit B
Restrictive Covenants

All section references in this Exhibit B shall refer to the designated section(s) of this Exhibit B.
Section 1 Confidential Information. Except as otherwise provided in Section 5, Participant agrees not to disclose, divulge, publish, communicate, publicize, disseminate or otherwise reveal, either directly or indirectly, any Confidential Information to any person, natural or legal, except as required in the performance of Participant’s authorized employment duties to the Company. For the avoidance of doubt, Participant’s duty to hold the Confidential Information in confidence as set forth in this Section 1 shall remain in effect until the Confidential Information no longer qualifies as Confidential Information or until the Company provides written notice to Participant releasing Participant from such duty, whichever occurs first. The term “Confidential Information” means all information not generally known to the public in any form relating to the past, present or future business affairs of the Company or any of its Subsidiaries, including without limitation: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques. Such Confidential Information includes all such information of the Company or a person not a party to this Agreement whose information the Company has in its possession under obligations of confidentiality, which is disclosed by the Company to Participant or which is produced or developed while Participant is an employee or director of the Company. “Confidential Information” shall also include trade secrets (as defined under applicable law) as well as information that does not rise to the level of a trade secret and includes information that has been entrusted to the Company by a third party under an obligation of confidentiality. The term “Confidential Information” shall not include any information of the Company which (i) becomes publicly known through no wrongful act of Participant, (ii) is received from a person not a party to this Agreement who is free to disclose it to Participant, or (iii) is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law, subpoena or court order but only to the extent of such requirement, provided that before making such disclosure Participant shall give the Company an adequate opportunity to interpose an objection or take action to assure confidential handling of such information.
Section 2 Return of Company Property. Participant acknowledges that all tangible items containing any Confidential Information or any other proprietary information of the Company or any of its Subsidiaries, including without limitation memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically recorded copies), are the exclusive property of the Company and its Subsidiaries, and Participant shall deliver to the Company all such material in Participant’s possession or control upon the Company’s request and in any event upon the termination of Participant’s employment with the Company. Participant shall also return any keys, equipment, identification or credit

Exhibit 10.67
cards, or other property belonging to the Company or its Subsidiaries upon termination of Participant’s employment or the Company’s request.
Section 3 Non-competition and Non-solicitation.
3.1    Participant agrees that during Participant’s employment with the Company, Participant will not, directly or indirectly: (i) as an employee, consultant, owner, officer, director, manager, operator, or controlling person (including indirectly through a debt or equity investment), provide to a Competing Business services of the same or similar type provided by Participant to the Company during Participant’s employment with the Company; (ii) solicit, recruit, aid or induce any employee of the Company or its Subsidiaries to leave his or her employment with the Company or its Subsidiary in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries; (iii) solicit, aid, or induce any customer of the Company or its Subsidiaries to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other person or entity in identifying or soliciting any such customer, or (iv) otherwise interfere with the relationship of the Company or any of its Subsidiaries with any of its employees, customers, agents, representatives or suppliers.
3.2    Participant agrees that during the 18-month period following the date on which Participant’s employment with the Company terminates for any reason (the “Non-compete Period”), Participant will not directly or indirectly, as an employee, consultant, owner, officer, director, manager, operator, or controlling person (including indirectly through a debt or equity investment), provide a Competing Business anywhere in the Territory services of the same or similar type provided by Participant to the Company within 2 years of the termination of Participant’s employment with the Company. Notwithstanding anything to the contrary in the preceding sentence, (i) if Participant’s employment terminates for any reason within the 1-year period following a Change in Control, the Non-compete Period shall be a 12-month period, and (ii) this Section 3.2 shall not apply if Participant’s employment is terminated by the Company without Cause. The term “Competing Business” means the sale or distribution of landscaping or irrigation products or supplies. The term “Territory” means those states, cities, and other regions of the United States, Canada, and any other country within which Participant had substantial responsibilities while employed by the Company. For the avoidance of doubt, if Participant is a senior officer of the Company, the restriction contained herein shall relate to all of the businesses of the Company and its Subsidiaries.
3.3    Participant agrees that during the 18-month period following the date on which Participant’s employment with the Company terminates for any reason, Participant will not, directly or indirectly, on Participant’s own behalf or on behalf of another, or in assistance or aid of another: (i) solicit, recruit, aid or induce any employee of the Company or its Subsidiaries to leave his or her employment with the Company or its Subsidiaries in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries, (ii) solicit, aid, or induce any customer of the Company or its Subsidiaries, with whom Participant had material contact during the 2-year period prior to the date of termination of Participant’s employment with the Company, to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other person or entity in identifying or

Exhibit 10.67
soliciting any such customer, or (iii) otherwise interfere with the relationship of the Company or any of its Subsidiaries with any of its employees, customers, agents, representatives or suppliers with whom Participant had material contact during the 2-year period prior to the date of termination of Participant’s employment with the Company.
3.4    The Company does not intend to enforce any provision that would be deemed unenforceable under applicable law. For the avoidance of doubt, Participant’s agreement to the covenants set forth in Sections 3.2 and 3.3 of this Exhibit B are not a condition of continued employment with the Company; rather, agreement to these covenants is a condition of Participant’s participation in the Plan. Sections 3.2 and 3.3 do not apply to employment, competition, or recruitment in California. For the avoidance of doubt, with respect to any Participant who primarily resides or works in California at the time of his or her execution of this Agreement or at the time of his or her termination of employment from the Company, the provisions of Sections 3.2 and 3.3 of this Exhibit B will not apply.
Section 4 Remedies.
4.1    The Company and Participant agree that the provisions of this Exhibit B do not impose an undue hardship on Participant and are not injurious to the public; that these provisions are necessary to protect the business of the Company and its Subsidiaries; that the nature of Participant’s responsibilities with the Company provide and/or will provide Participant with access to Confidential Information that is valuable to the Company and its Subsidiaries; that the Company would not grant this Award to Participant if Participant did not agree to the provisions of this Exhibit B; that the provisions of this Exhibit B are reasonable in terms of length of time and scope; and that adequate consideration supports the provisions of this Exhibit B. In the event that a court determines that any provision of this Exhibit B is unreasonably broad or extensive, Participant agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provisions as narrowed. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages for any breach of Participant’s obligations under this Exhibit B.
4.2    Without limiting the generality of the remedies available to the Company pursuant to Section 4.1, if Participant, except with the prior written consent of the Company, materially breaches the restrictive covenants contained in this Exhibit B, Participant shall forfeit any Options that vested during the 12-month period prior to the date of termination of Participant’s employment with the Company, and the shares acquired from the exercise of any such Options (and the proceeds from the sale of any such shares) shall be subject to clawback or recoupment by the Company. These rights of forfeiture and recoupment are in addition to any other remedies the Company may have against Participant for Participant’s breach of the restrictive covenants contained in this Exhibit B. Participant’s obligations under this Exhibit B shall be cumulative (but not operate to extend the length of any such obligations) of any similar obligations Participant has under the Plan, the Agreement or any other agreement with the Company or any Affiliate.

Exhibit 10.67
Section 5 Protected Rights
5.1    Notwithstanding any other provision of this Agreement, nothing contained in this Agreement limits Participant’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (collectively, “Government Agencies”), or prevents Participant from providing truthful information in response to a lawfully issued subpoena or court order. Further, this Agreement does not limit Participant’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.
5.2    Participant is hereby notified that under the Defend Trade Secrets Act: (i) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is: (A) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (B) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
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